Exhibit 23

                (Letterhead of PricewaterhouseCoopers LLP)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Coachmen Industries, Inc. on Form S-8 (File No. 33-59251, No. 2-45373,
No. 2-47923, No. 2-56027 and No. 2-64572) and in the related Prospectus of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Coachmen Industries, Inc. and subsidiaries at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                 /s/ PricewaterhouseCoopers LLP
                                 -------------------------------
                                     PricewaterhouseCoopers LLP

South Bend, Indiana
March 23, 1999